EXHIBIT 10.18

INTELLECTUAL PROPERTY AGREEMENT AND LICENSE

     This INTELLECTUAL PROPERTY AGREEMENT AND LICENSE (this “Agreement”), is made this 27 day of September, 2002, among GENERAL ELECTRIC COMPANY, a New York corporation (“GE”), GXS CORPORATION, a Delaware corporation (the “Company”), a wholly owned subsidiary of GXS Holdings, Inc. f/k/a RMS ELECTRONIC COMMERCE SYSTEMS, INC., a Delaware corporation (“GXS Holdings”), and GLOBAL ACQUISITION COMPANY, a Delaware Corporation (the “Acquiror”). GE, the Company and the Acquiror are sometimes referred to herein individually as a (“party”) and collectively as the (“parties”).

PRELIMINARY STATEMENTS

     A.     Pursuant to the Recapitalization Agreement dated June 21, 2002 among GE, GE Investments, Inc., a Nevada corporation (“GEII,” and together with GE, the “GE Parties”), and the Acquiror (as amended from time to time, the “Recapitalization Agreement”), the Acquiror has agreed, on the terms and subject to the conditions set forth in the Recapitalization Agreement, to purchase from the GE Parties on the Closing Date certain the shares of GXS Holdings and the shares of certain Subsidiaries of GE.

     B.     The execution and delivery of this Agreement by the parties is a condition precedent to the Closing under the Recapitalization Agreement.

     C.     GE and its Controlled Affiliates control certain intellectual property and are willing to license or assign certain intellectual property rights to the Company to enable the Acquiror to conduct the business of the Company and its Subsidiaries as an ongoing enterprise in substantially the same manner in which it has been conducted by the GE Parties through the Company prior to the Closing Date.

     D.     The Company and its Subsidiaries control certain intellectual property and are willing to license or assign certain intellectual property rights to GE for use by GE and its Controlled Affiliates other than in connection with the EDI Business.

     NOW, THEREFORE, the parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS

     SECTION 1.01. Certain Defined Terms. (a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Recapitalization Agreement.

     (b)  The following capitalized terms used in this Agreement shall have the meanings set forth below:

     "Bankruptcy Code” shall have the meaning set forth in Section 3.04.

     "Confidential Information” means all materials, trade secrets or other technical information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a party’s technology, products, business information or objectives, which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing party to the other party.

     "Control” or “Controlled” means, with respect to any intellectual property right, the right to assign such right or to grant a license or sublicense, under such right, as provided for herein, without (i) violating the terms of any agreement or other arrangement with any Third Party, (ii) requiring consents, approvals or waivers from any Third Party, or (iii) requiring the payment of additional payments or compensation to any Third Party. To the extent that any Intellectual Property owned by a Third Party is licensed hereunder, such Intellectual Property shall be subject to the terms and conditions of the relevant agreement between the licensor and such Third Party pursuant to which such Intellectual Property has been licensed.

     "Company Intellectual Property” means Intellectual Property owned or Controlled by the Company and its Subsidiaries on the Closing Date, or which is later assigned to the Acquiror pursuant to Section 5.12 of the Recapitalization Agreement, that is used exclusively in the business of the Company or its Subsidiaries, notwithstanding use by GE or its Subsidiaries as a customer of the Company or its Subsidiaries.

     "Excluded Technology” means that Intellectual Property that GE will make available to the Company and its Subsidiaries pursuant to the terms of that certain Services Agreement entered into among the parties on the date hereof.

     "Improvement” means any modification, derivative work or improvement.

     "Intellectual Property” means: (i) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, (ii) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, and (iii) confidential and proprietary information, including trade secrets and know-how. As used in this Agreement, the term “Intellectual Property” expressly excludes Trademarks.

     "Trademarks” means trademarks, service marks, trade dress, logos and other identifiers of source, including all goodwill associated therewith and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

ARTICLE II
TRADEMARK ASSIGNMENT

     SECTION 2.01. Trademark Assignment. Appendix A sets forth a copy of the Trademark Assignment, dated September 9, 2002 (the “GE to GXS Holdings Trademark

Assignment”), pursuant to which GE has transferred and assigned to GXS Holdings all of its worldwide right, title and interest in and to the Trademarks as set forth on Schedule I attached to the GE to GXS Holdings Trademark Assignment (the “Assigned Trademarks”), and all rights, privileges and goodwill associated therewith, including, but not limited to, the right to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of past, present and future infringement of any of such Assigned Trademarks. Appendix B sets forth a copy of the Trademark Assignment, dated September 9, 2002 (the “GXS Holdings to GXS Corporation Trademark Assignment”), pursuant to which Holdings then transferred and assigned to the Company all of its worldwide right, title and interest in and to the Assigned Trademarks, and all rights, privileges and goodwill associated therewith, including, but not limited to, the right to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of past, present and future infringement of any of such Assigned Trademarks.

     SECTION 2.02. Costs and Assistance. The Company shall bear any and all administrative and similar costs external to GE and/or its Controlled Affiliates related to the assignment of the Assigned Trademarks to the Company pursuant to the GE to GXS Holdings Trademark Assignment and the GXS Holdings to GXS Corporation Trademark Assignment (collectively, the Trademark Assignments”). GE shall, and shall cause its Controlled Affiliates to, execute all documents and perform all acts as required for the assignment of such Assigned Trademarks to the Company under the Trademark Assignments. GE agrees that any and all rights that are acquired by the assignment of such Assigned Trademarks shall inure to the sole benefit of the Company, the Subsidiaries and their assigns. GE agrees to, and to cause its Controlled Affiliates to, execute all papers reasonably requested by the Company and at the Company’s expense to perfect such Assigned Trademarks under the Trademark Assignments or any part thereof and, where applicable, to record the Company as the owner of such Assigned Trademarks. GE and/or its Controlled Affiliates agree not to use the Assigned Trademarks assigned under the Trademark Agreements or any part thereof as part of its corporate name or to market any existing or future product or service using such Assigned Trademarks.

ARTICLE III
LICENSE GRANTS

     SECTION 3.01. GE License Grant. GE hereby grants to the Company and its Subsidiaries, and shall cause its Controlled Affiliates to grant to the Company and its Subsidiaries, a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, perpetual right and license to and under all of the Intellectual Property relating to the business of the Company and its Subsidiaries and Controlled by GE or its Controlled Affiliates as of the Closing Date or which the Company assigned to GE pursuant to Section 5.12(b) of the Recapitalization Agreement and which GE is not otherwise obligated to transfer or assign to the Acquiror or the Company pursuant to the Recapitalization Agreement, to make, have made, use, sell, have sold, import and otherwise commercialize products and services in conducting the business of the Company and its Subsidiaries to the extent that such Intellectual Property (a) is as of the date of the Recapitalization Agreement or as of the Closing Date being used by the Company or any Subsidiary in conducting such business, and (b) does not constitute Excluded Technology. The Company shall have the right to extend sublicenses under the rights licensed under this Section 3.01 to one or more of its Affiliates for use by such Affiliates in conducting such business.

     SECTION 3.02. Company License Grant. The Company hereby grants to GE and its Controlled Affiliates, and shall cause its Subsidiaries to grant to GE and its Controlled Affiliates, a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, perpetual right and license to and under all Intellectual Property other than Company Intellectual Property Controlled by the Company or its Subsidiaries on the Closing Date to make, have made, use, sell, have sold, import and otherwise commercialize products and services in all fields other than the EDI Business to the extent that such Intellectual Property was used by GE and its Controlled Affiliates in their respective existing businesses as of the date of the Recapitalization Agreement or the Closing Date.

     SECTION 3.03. No Rights to Improvements. Each party shall have the right to make Improvements to the Intellectual Property licensed to it under this Agreement. Improvements to Intellectual Property shall be owned by the party making such Improvement, or on whose behalf such Improvement was made. No rights are granted to a party under any Improvements to the Intellectual Property licensed hereunder to the extent such Improvement was made by, or on behalf of, the other party after the Closing Date.

     SECTION 3.04. Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

ARTICLE IV
CONFIDENTIAL INFORMATION

     SECTION 4.01. Treatment of Confidential Information. Each party hereto shall maintain the Confidential Information of each of the other parties in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents.

     SECTION 4.02. Release from Restrictions. The provisions of Section 4.01 shall not apply to any Confidential Information disclosed hereunder that:

     (a)  was already known by receiving party prior to the date hereof from a source other than the disclosing party or was, or is in the future, generated or developed independently by the receiving party or any of its directors, officers, employees, consultants, contractors, subcontractors, sublicenses and agents; or

     (b)  either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party by sources who are not under a direct or indirect obligation of confidence to the disclosing party; or

     (c)  either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Affiliates; or

     (d)  is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

ARTICLE V
COVENANTS

     SECTION 5.01. No Adverse Action. Each party hereby covenants that it will, at any time after the Closing Date, use commercially reasonable efforts not to terminate, breach, rescind or fail to renew (to the extent that such renewal requires only the payment of fees or compensation, and the party desiring to retain the rights licensed thereunder agrees upon prior written notice to pay such fees or compensation) any agreement under which a party has been sublicensed rights under Intellectual Property pursuant to this Agreement.

     SECTION 5.02. Further Assistance. Each party hereby covenants and agrees that it shall, at the request of the other party, use commercially reasonable efforts to obtain any Third Party consent, approval or waiver necessary to enable such party to grant a license or sublicense to any Intellectual Property that, but for the requirement to obtain such consent, approval or waiver, would be the subject of a license granted pursuant to Section 3.01 or 3.02 hereunder. Each party further covenants and agrees that it shall, at the reasonable request of the other party, use commercially reasonable efforts to (a) identify all Intellectual Property that would, but for the requirement of such party to pay any additional payments or compensation to any Third Party, be subject to a license granted pursuant to Section 3.01 or 3.02 hereunder, and (b) assist the other party in obtaining from such Third Party a license to such Intellectual Property.

ARTICLE VI
TERM AND TERMINATION

     SECTION 6.01. Term. The term of this Agreement is perpetual.

     SECTION 6.02. No Termination. No party may terminate this Agreement or the rights and licenses granted hereunder for breach. In the event of a breach of this Agreement, the sole and exclusive remedy to the non-breaching parties shall be to recover monetary damages and/or to obtain injunctive or equitable relief in a court of competent jurisdiction.

ARTICLE VII
GENERAL PROVISIONS

     SECTION 7.01. Assignment. This Agreement shall not be assignable, in whole or in part, by any party hereto except as provided herein. Each party hereby consents to the assignment, and/or license of any or all of its rights, or delegation of any or all of its obligations, under this Agreement to a successor in interest which acquires from such party substantially all of the equity or assets of the business of such party to which this Agreement relates, and which expressly accepts such assignment and assumes such obligations. This Agreement shall also be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto.

     SECTION 7.02. Additional Provisions. Provisions of the Recapitalization Agreement that apply to this Agreement include only Section 10.01(b) (Indemnification by GE Parties), Section 10.02(b) (Indemnification by the Acquiror), Section 11.02 (Expenses), Section 11.03 (Notices), Section 11.04 (Public Announcements), Section 11.06 (Entire Agreement), Section 11.09 (Amendment), Section 11.11 (Dispute Resolution), Section 11.12 (Governing Law; Submission to Jurisdiction; Waivers), Section 11.13 (Rules of Construction) and Section 11.15 (Counterparts).

     SECTION 7.03. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THE RECAPITALIZATION AGREEMENT, THE INTELLECTUAL PROPERTY PROVIDED BY EACH PARTY TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT ARE FURNISHED “AS IS”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, ADEQUACY OR COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN.

     SECTION 7.04. Specific Performance. Each party acknowledges that certain of the obligations of the parties required by this Agreement are unique. If any party should breach any of its covenants or agreements hereunder, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nonbreaching party or parties may sue in equity for specific performance, and each party expressly waives the defense that a remedy in damages will be adequate.

[Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, the GE Parties and the Acquiror have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By	/s/ Philip D. Ameen Name: Philip D. Ameen Title: Vice President and Comptroller

GXS CORPORATION

By	/s/ Jean-Jacques Charhon Name: Jean-Jacques Charhon Title: Senior Vice President & Chief Financial Officer

GLOBAL ACQUISITION COMPANY

By	/s/ Brian J. Ruder Name: Brian J. Ruder Title: President & Treasurer